                                                                     EXHIBIT 4.3

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (II) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

Warrant No. l            STOCK PURCHASE WARRANT            No. of Shares 100,550
           --                                                            -------
                 To Subscribe for and Purchase Common Stock of
                             CONNECTED CORPORATION

     THIS CERTIFIES that, for value received, SOFTBANK Holdings Inc. (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from CONNECTED CORPORATION, a Delaware corporation (hereinafter called the "Company"), at the price hereinafter set forth in Section 2, up to one hundred thousand five hundred fifty (100,550) fully paid and non-assessable shares (the "Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock").

     1. DEFINITIONS. As used herein the following term shall have the following meaning:

     "ACT" means the Securities Act of 1933, as amended, or a successor statute thereto and the rules and regulations of the Securities and Exchange Commission issued under that Act, as they each may, from time to time, be in effect.

     2. PURCHASE RIGHTS. The purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part, in accordance with the following schedule:

                                  Percentage of the Company's
Anniversary of Company's             Customers Sourced by        Cumulative Maximum Number
First Customer Shipment                  SOFTBANK                 of Warrants Exercisable
-----------------------                  --------                 -----------------------
6 month anniversary                    At least 20%                  10,055 (10%)
12 month anniversary                   At least 20%                  25,138 (25%)
18 month anniversary                   At least 20%                  50,275 (50%)
24 month anniversary                   At least 20%                 100,550 (100%)

For purposes of the foregoing schedule: the "Company's First Customer
Shipment" shall be deemed to have occurred on the first day of the month next succeeding the month in which the Company first provided services for a fee to a customer(s); the "Percentage of the Company's Customers Sourced by SOFTBANK" shall be determined as follows: on each of the above anniversary dates, the cumulative number of the Company's customers sourced by SOFTBANK Holdings Inc. and its then "affiliated companies" (companies in which SOFTBANK has then invested at least $1,000,000 or any affiliated partnerships managed by SOFTBANK) ("SOFTBANK"), shall be expressed as a percentage of the total number of the Company's customers, provided, however, that only fifty (50%) percent of any Phoenix

Publishing Systems, Inc. customers sourced by SOFTBANK for the Company shall be deemed to have been sourced by SOFTBANK for purposes hereof, and, provided further, that any person with which the Company had a relationship independent of SOFTBANK, prior to such person becoming a customer of the Company, except as provided herein, shall not be deemed to have been sourced by SOFTBANK for purposes hereof. Subject to the foregoing, for purposes hereof, "customers sourced by SOFTBANK" means a person or entity introduced to the Company by SOFTBANK, who, subsequent to such introduction, becomes a customer of the Company. With respect to any of the above anniversary dates, in the event that the number of SOFTBANK sourced customers is less than twenty (20%) percent of the Company's total customers, the number of Warrants which shall be exercisable shall be equal to the product of (i) a fraction, the numerator of which is equal to the percentage of the Company's total customers sourced by SOFTBANK, and the denominator of which is twenty (20%) percent; and (ii) the maximum number of Warrants which may be exercised on the anniversary date in question, as set forth in the above schedule. For example, if, as of the 18 month anniversary date, SOFTBANK sourced customers represent 15% of the Company's total customers, the number of Warrants exercisable would be 37,706.25, which is equal to (15% + 20%) x 50,275.

     Within 30 days of each of the above anniversary dates, the Company shall provide SOFTBANK with a certificate, signed by the President of the Company, stating as of the respective anniversary date the number of the Company's customers sourced by SOFTBANK, as determined in accordance herewith, as well as the total number of the Company's customers.

     The purchase rights represented by this warrant shall expire on June 12, 2001.

     Subject to this Section 2, this Warrant may be exercised for Shares at a price of four dollars ($4.00) per share, subject to adjustment as provided in
Section 6 (the "Warrant Purchase Price").

     3. EXERCISE OF WARRANT. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holders name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

     4. SHARES TO BE ISSUED; RESERVATION OF SHARES. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

     5. NO FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.

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     6. ADJUSTMENTS OF WARRANT PURCHASE PRICE AND NUMBER OF SHARES. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to shares covered by the unexercised portion of this Warrant.

     7. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise of this Warrant and the payment for the Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

     8. SALE OR TRANSFER OF THE WARRANT AND THE SHARES; LEGEND. The Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable State Securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act and applicable State Securities laws. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

        THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.



Such Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

     9. MODIFICATIONS AND WAIVERS. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

    10. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company or in the case of the Company, at the address indicated therefor on the signature page of this Warrant, or, if different, at the principal office of the Company.

    11. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     12. REPRESENTATIONS AND WARRANTIES OF HOLDER. By accepting this Warrant, the Holder represents and warrants that he, she or it is acquiring this Warrant and the Shares for his, her or its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that he, she or it is (a) experienced in the evaluation of businesses similar to the Company, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (c) has the ability to bear the economic risks of an investment in the Company, (d) has been furnished with or has had access to such information as is specified in subparagraph (b)(2) of Rule 502 promulgated under the Act and (e) has been afforded the opportunity to ask questions of and to receive answers from the officers of the Company and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Company.

     13. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

     14. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     IN WITNESS WHEREOF, CONNECTED CORPORATION has caused this Warrant to be executed under seal by its officer thereunto duly authorized.

ORIGINAL ISSUANCE DATE: June 12, 1996

                                              CONNECTED CORPORATION


CORPORATE
SEAL
                                              By: /s/ David A. Cane
                                                 -------------------------------
                                                 David A. Cane, President

                                                 Address: 63 Fountain Street
                                                 Framingham, MA 01701

                                    EXHIBIT A



                               NOTICE OF EXERCISE
                               ------------------
To: CONNECTED CORPORATION

     1. The undersigned hereby elects to purchase ____ shares of Common Stock of CONNECTED CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended, and applicable State Securities laws or
(ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from applicable registration requirements.

     4. In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares.


                                                --------------------------------
                                                (Name)

                                                --------------------------------
                                                (Address)

                                                --------------------------------
                                                (Signature)

                                                --------------------------------
                                                (Date)